                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant     [X]
Filed by a Party other than the Registrant         [ ]

CHECK THE APPROPRIATE BOX:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                                KOSS CORPORATION
                                ----------------
                (Name of Registrant as Specified In Its Charter)

                          RICHARD W. SILVERTHORN, ESQ.
                          WHYTE HIRSCHBOECK DUDEK S.C.
                          ----------------------------
                    (NAME OF PERSON FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1)      Title of each class of securities to which transaction applies:
         2)      Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
         4)      Proposed maximum aggregate value of transaction:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:   ___________________________________
         2)      Form, Schedule or Registration Statement No.:________________
         3)      Filing Party:    ____________________________________________
         4)      Date Filed:      ____________________________________________

                                KOSS CORPORATION
                       4129 NORTH PORT WASHINGTON AVENUE
                          MILWAUKEE, WISCONSIN  53212

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON

                                OCTOBER 19, 1995


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KOSS CORPORATION will be held at the offices of the Company at 4129 North Port Washington Avenue, Milwaukee, Wisconsin, on Thursday, October 19, 1995, at 9:00 a.m. local time to consider and act on the following Proposals:

         1.      The election of seven (7) directors;

         2. The ratification of the appointment of Price Waterhouse L.L.P., independent accountants, as auditors of the Company for the fiscal year ending June 30, 1996; and

         3. Such other business as may properly be brought before the Annual Meeting.

         The transfer books of the Company will not be closed for the Annual Meeting. Only stockholders of record at the close of business on September 15, 1995 will be entitled to notice of and to vote at the meeting. Information regarding the matters to be considered and voted upon at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

         You are cordially invited to attend the meeting in person, if possible. In order to assist us in preparing for the meeting, all stockholders are urged to promptly sign and date the enclosed proxy and return it in the enclosed envelope which requires no postage. If you attend the Meeting, you may vote your shares in person even if you previously submitted a proxy.

                                           By Order of the Board of Directors



                                           Richard W. Silverthorn, Secretary
Milwaukee, Wisconsin
September 25, 1995

                                KOSS CORPORATION

                                PROXY STATEMENT

                      1995 ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 19, 1995



                                  INTRODUCTION

         THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF KOSS CORPORATION (the "Company") for use at the Company's 1995 Annual Meeting of Stockholders (the "Meeting") and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

         DATE, TIME AND LOCATION. The Meeting of Stockholders will be held at the offices of the Company, 4129 North Port Washington Avenue, Milwaukee, Wisconsin, 53212, on Thursday, October 19, 1995, at 9:00 a.m. local time

         PURPOSES OF THE MEETING. At the Meeting, stockholders will consider and vote upon two matters: (1) the election of seven (7) directors for one-year terms; and (2) a proposal to ratify the appointment of Price Waterhouse L.L.P. ("Price Waterhouse"), independent accountants, as independent auditors for the fiscal year ending June 30, 1996.

         PROXY SOLICITATION. The cost of soliciting proxies will be borne by the Company. Proxies will be solicited primarily by mail and may be made by directors, officers and employees personally or by telephone or telegraph. The Company will reimburse brokerage firms, custodians and nominees for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners. Proxy Statements and proxies will be mailed to stockholders on approximately September 25, 1995.

         QUORUM AND VOTING INFORMATION. Only stockholders of record of the Company's $.01 par value common stock ("Common Stock") at the close of business on September 15, 1995 (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date, there were 3,322,507 shares of Common Stock outstanding and entitled to vote. A quorum of stockholders is necessary to take action at the Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election will determine whether or not a quorum is present at the Meeting. The inspectors of election will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular matter (a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter.

         The seven nominees receiving the greatest number of votes cast in person or by proxy at the Meeting shall be elected directors of the Company. The vote required for the ratification of the appointment of Price Waterhouse as independent accountants for the year ending June 30, 1996, and the vote required to approve any other matter to be presented to the Meeting, is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting. For purposes of determining the approval of any matter submitted to the stockholders for a vote, abstentions and broker non-votes will be treated as shares of Common Stock that have been withheld for the purpose of electing directors and as voted "against" the ratification of Price Waterhouse as the Company's auditors for the year ending June 30, 1996.

         PROXIES AND REVOCATION OF PROXIES. A Proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with instructions contained therein. In the event that any matter which is not described in this Proxy Statement properly comes before the Meeting, the accompanying form of Proxy authorizes the persons appointed as proxies thereby ("Proxyholders") to vote on such matter in their sole discretion. At the present time, management knows of no other matters which are to come before the Meeting. See "ITEM 3. TRANSACTION OF OTHER BUSINESS." If no instructions are given with respect to any particular matter to be acted upon, a Proxy will be voted "FOR" the election of all nominees for director named herein and "FOR" the ratification of Price Waterhouse as the Company's auditors for the year ending June 30, 1996. If matters other than those mentioned herein properly come before the Meeting, a Proxy will be voted in accordance with the best judgment of a majority of the Proxyholders named therein.

         Each such Proxy granted may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.

         STOCKHOLDER PROPOSALS. There are no stockholder proposals on the agenda for the Meeting. In order to be considered for inclusion in the agenda for the 1996 annual meeting, a stockholder proposal must be received by the Company no later than May 28, 1996. Stockholder proposals should be sent to the Company's principal offices, 4129 North Port Washington Avenue, Milwaukee, Wisconsin, 53212, by certified mail, return receipt requested, and should be addressed to the Secretary of the Company.

         ANNUAL REPORT. The Company's Annual Report to Stockholders, including audited financial statements for the year ended June 30, 1995, although not a part of this Proxy Statement, is delivered herewith.


                         ITEM 1.  ELECTION OF DIRECTORS

         The By-Laws of the Company provide that the number of Directors on the Board shall be no fewer than six and no greater than twelve. In accordance with the By-Laws, the Board of Directors has by resolution fixed the current number of Directors at seven. Given the varied experience of the current nominees and their contribution to the governing of the corporation, the current size of the Board has been determined to be advantageous for both the Company and its stockholders. Proxies cannot be voted for a greater number of persons than the seven nominees. Each director so elected shall serve until the next Annual Meeting of Stockholders and until his successor is duly elected, or until his prior death, resignation or removal.

INFORMATION AS TO NOMINEES.

         The following identifies the nominees for the seven director positions and provides information as to their business experience for the past five years. Each nominee is presently a director of the Company:

         JOHN C. KOSS, 65, has served continuously as Chairman of the Board of the Company or its predecessors since 1958. Previously, he served as Chief Executive Officer from 1958 until 1991. He is the father of Michael J. Koss (who is the Company's President, Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, and a nominee for director of the Company), and the father of John Koss, Jr. (the Company's Vice President - Sales).

         THOMAS L. DOERR, 51, has been a director of the Company since 1987. Mr. Doerr co-founded Leeson Electric Corporation in 1972 and served as its President and Chief Executive Officer until 1982. The company manufactures industrial electric motors. In 1983, Mr. Doerr incorporated Doerr Corporation as a holding company for the purpose of acquiring established companies involved in distributing products to industrial and commercial markets. Currently, Mr. Doerr serves as President and Chief Executive Officer of Doerr Corporation.

         VICTOR L. HUNTER, 48, has been a director of the Company since 1987. Mr. Hunter has been, for more than five years, the President of Hunter Business Direct, a service company specializing in business-to-business direct marketing. Mr. Hunter holds an MBA from the Harvard Business School.

         MICHAEL J. KOSS, 41, has held various positions at the Company since 1976, and has been a director of the Company since 1985. He was elected President, Chief Operating Officer and Chief Financial Officer of Koss Corporation on July 22, 1987. On August 9, 1991, he was elected Chief Executive Officer. He is the son of John C. Koss and the brother of John Koss, Jr. Mr. Koss also serves as a director for Milwaukee Insurance Group and Strattec Security Corporation.


         LAWRENCE S. MATTSON, 63, has been a director of the Company since 1978. Mr. Mattson is the retired President of Oster Company, a division of Sunbeam Corporation, which manufactures and sells portable household appliances. Prior to his retirement, Mr. Mattson was, for more than five years, the President of Oster.

         MARTIN F. STEIN, 58, is the Chairman of Eyecare One, Inc., which includes Stein Optical and Eye Q. Stein Optical operates sixteen optical centers and a manufacturing lab in Milwaukee, Wisconsin. Eye Q operates seven optical centers in Chicago, Illinois. Prior to this, Mr. Stein was the Chairman and Chief Executive Officer of Stein Health Services. He also serves as a director for the F&M Bank. Mr. Stein has been a director of the Company since 1987.

         JOHN J. STOLLENWERK, 55, has been a director of the Company since 1986. Mr. Stollenwerk has been, for more than five years, the President of the Allen-Edmonds Shoe Corporation, an international manufacturer and retailer of high quality footwear.


       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.



BOARD COMMITTEES.

         The Board of Directors of the Company has the following standing committees:

         AUDIT COMMITTEE. The Audit Committee, which is composed of Mr. Mattson, Mr. Doerr, and Mr. Stein, reviews and evaluates the effectiveness of the Company's financial and accounting functions, including reviewing the scope and results of the audit work performed by the independent accountants and by the Company's internal accounting staff. The Audit Committee met twice during the fiscal year ended June 30, 1995. The independent accountants were present at both of these meetings to discuss their audit scope and the results of their audit.

         COMPENSATION COMMITTEE. The Compensation Committee, which is composed of John C. Koss, Mr. Mattson, Mr. Stollenwerk, and Mr. Hunter, has responsibility for reviewing and recommending adjustment of all employee annual salaries in excess of $45,000 as well as all bonus and compensation programs. The Compensation Committee met once during the fiscal year ended June 30, 1995. See "Executive Compensation and Related Matters -- Compensation Committee Report on Executive Compensation." The Company's Flexible Incentive Stock Option Plan is administered by the Compensation Committee. Subject to the express provisions of the Plan, the Committee has complete authority to (1) determine when and to whom benefits are granted; (2) determine the terms and provisions of Benefits granted; (3) interpret the Plan; (4) prescribe, amend and rescind rules and regulations relating to the Plan; (5) accelerate, purchase, adjust or remove restrictions from Benefits; and (6) take any other action which it considers necessary or appropriate for the administration of the Plan.

         NOMINATING COMMITTEE. The Board of Directors has no nominating committee and the Company has no established procedure for the nomination of persons to serve on the Board of Directors.


         ATTENDANCE AT BOARD AND COMMITTEE MEETINGS. During the fiscal year ended June 30, 1995, the Board held four (4) meetings. Every incumbent director attended 75% or more of the total of (a) all meetings of the Board, plus (b) all meetings of the committees on which they served during their respective term of office.

EXECUTIVE OFFICERS.

         Information is provided below with respect to the executive officers of the Company who are not directors. Each executive officer is elected annually by the Board of Directors and serves for one year or until his or her successor is appointed.

                                                                                           Current Position
Name                            Age          Positions Held                                Held Since
- ------------------              ---          ----------------------------------------      -----------------

John Koss, Jr.                   38          Vice President - Sales                               1988
Daniel Esposito                  62          Vice President - Corporate Systems                   1987
Sujata Sachdeva                  31          Vice President - Finance                             1992
Richard W. Silverthorn*          40          Secretary, General Counsel                           1993
Declan Hanley                    48          Vice President - Europe                              1994
- ------------

* Mr. Silverthorn is an attorney and shareholder with the law firm of Whyte Hirschboeck Dudek S.C., Milwaukee, Wisconsin, which law firm serves as legal counsel to the Company.


BENEFICIAL OWNERSHIP OF COMPANY SECURITIES.

         SECURITY OWNERSHIP BY NOMINEES AND MANAGEMENT. The following table sets forth, as of September 15, 1995, for all nominees, for each executive officer whose annual salary and bonus during fiscal 1995 exceeded $100,000, and for all directors and executive officers as a group, the number of shares of Common Stock "beneficially owned" (beneficial ownership is defined under applicable Securities and Exchange Commission regulations) and the percentage of such shares to the total number of shares outstanding.

                                                    Number of Shares               Percent of Outstanding
Name                                             Beneficially Owned (1)               Common Stock (2)
- ----------------------------                     ----------------------               ----------------

John C. Koss  . . . . . . . . . . . . . . .            1,063,373    (3)                      32.0%
Thomas L. Doerr . . . . . . . . . . . . . .                    0                              *
Victor L. Hunter  . . . . . . . . . . . . .                4,501                              *
Michael J. Koss . . . . . . . . . . . . . .              602,166    (4)(5)                   17.4%
Lawrence S. Mattson . . . . . . . . . . . .                    0                              *
Martin F. Stein . . . . . . . . . . . . . .                4,500                              *
John J. Stollenwerk . . . . . . . . . . . .                4,896                              *
John Koss, Jr.  . . . . . . . . . . . . . .              138,081    (6)                       4.1%

All directors and executive officers
  as a group (12 persons) . . . . . . . . .            1,627,313    (7)                      46.3%
- --------------------

(1) Unless otherwise noted, amounts indicated reflect shares as to which the beneficial owner possesses sole voting and dispositive powers. Also included are shares subject to stock options if such options are exercisable within 60 days of September 15, 1995.

(2) Based on 3,322,507 shares outstanding on September 15, 1995. Asterisk (*) denotes beneficial ownership of less than 1%. Percentage calculation assumes, for each individual owning options and for the group, the exercise of that number of options which are included in the total number of shares.

(3) Includes the following shares which are deemed to be "beneficially owned" by John C. Koss: (i) 275,280 shares owned directly or by reason of family relationships; (ii) 59,517 shares as a result of his position as an officer of certain foundations; (iii) 612,431 shares as a result of his position as trustee of the Koss Family Voting Trust -- see "Security Ownership by Certain Principal Stockholders," below; (iv) 43,125 shares as a result of his position as co-trustee of the John C. and Nancy Koss Revocable Trust; and (v) 73,020 shares (by reason of the allocation of those shares to his account under the Koss Employee Stock Ownership Trust ("KESOT") and his ability to vote such shares pursuant to the terms of the KESOT -- see "Executive Compensation and Related Matters -- Other Compensation Arrangements -- Employee Stock Ownership Plan and Trust." These 73,020 shares do not include certain shares which had not been acquired by the KESOT prior to September 15, 1995 but which will, when acquired, be retroactively allocated to participants' KESOT accounts effective as of June 30, 1995.

(4) Includes the following shares deemed to be "beneficially owned" by Michael J. Koss: (i) 49,500 shares owned directly or by reason of family relationships; (ii) 59,000 shares as a result of his beneficial interest in the Koss Family Voting Trust; (iii) 22,399 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares -- again, not including certain shares to be allocated by the KESOT after September 15, 1995; (iv) 142,500 shares with respect to which he holds options which are exercisable within 60 days of September 15, 1995; and (v) 351,166 shares which are held by the KESOT (see Note (5), below). The 22,399 shares allocated to Michael J. Koss' KESOT account, over which he holds voting power, are included within the aforementioned 351,166 shares but are counted only once in his individual total.

(5) The KESOT holds 351,166 shares (not including shares to be acquired by the KESOT after September 15, 1995). Authority to vote these shares is vested in KESOT participants to the extent shares have been allocated to individual KESOT accounts. Shares have been allocated to the accounts of certain individuals named in the above table. Michael J. Koss and Cheryl Mike (the Company's Director of Human Resources) serve as Trustees of the KESOT and, as such, they share dispositive power with respect to (and are therefore each deemed to "beneficially own") all 351,166 KESOT shares.

(6) Includes the following shares deemed to be "beneficially owned" by John Koss, Jr.: (i) 27,397 shares owned directly or by reason of family relationships; (ii) 59,000 shares as a result of his beneficial interest in the Koss Family Voting Trust; (iii) 37,500 shares with respect to which he holds options which are exercisable within 60 days of September 15, 1995; and (iv) 14,184 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares -- again, not including certain shares to be allocated by the KESOT after September 15, 1995.

(7) To avoid double-counting: (i) the 351,166 shares deemed to be "beneficially owned" by Michael J. Koss as result of his position as a KESOT Trustee (see Note (5), above) include 92,980 shares allocated to the KESOT accounts of other individuals included in the above total but are included only once in the total; and (ii) the 612,431 shares deemed to be "beneficially owned" by John C. Koss as a result of his position as trustee of the Koss Family Voting Trust (see Note (3), above) include 118,000 shares beneficially owned by

      Michael J. Koss and John Koss, Jr. (59,000 shares each) by reason of their beneficial interest in the Koss Family Voting Trust (see Notes (3),
      (4) and (6), above) but are included only once in the total.


      SECURITY OWNERSHIP BY CERTAIN PRINCIPAL STOCKHOLDERS. The following table sets forth the name and business address of each person and each group of persons who, to the knowledge of the Company as of September 15, 1995, were the only "beneficial owners" (defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of the outstanding shares of Common Stock.

                                                                                    Number of        Percent of
                                                                                     Shares         Outstanding
                                                                                  Beneficially         Common
 Name and Address of Beneficial Owner                                                 Owned          Stock (1)
 ------------------------------------                                                 -----          -----------
 John C. Koss (2)                                                                    1,063,373         32.0%
 4129 North Port Washington Avenue, Milwaukee, WI

 Koss Family Voting Trust, John C. Koss, Trustee (3)                                   612,431         18.4%
 4129 North Port Washington Avenue, Milwaukee, WI

 Michael J. Koss (4)                                                                   602,166         17.4%
 4129 North Port Washington Avenue, Milwaukee, WI

 Koss Employee Stock Ownership Trust (5)                                               351,166         10.6%
 Michael J. Koss and Cheryl Mike, Trustees
 4129 North Port Washington Avenue, Milwaukee, WI
- ---------------

(1)   Based on 3,322,507 shares outstanding on September 15, 1995.

(2) Total includes certain shares which are deemed to be "beneficially owned" by John C. Koss (see Note (3) to the table on page 5 under "Security Ownership by Nominees and Management"). Certain of the 1,063,373 shares shown above are also included in totals shown in this table by the Koss Family Voting Trust (612,431 shares -- see Note (3), below), and by the KESOT (73,020 shares -- see Note (5), below).

(3) The Koss Family Voting Trust was established by John C. Koss. The sole Trustee is John C. Koss, 4129 North Port Washington Avenue, Milwaukee, WI 53212. The term of the Koss Family Voting Trust is indefinite. Under the Trust Agreement, John C. Koss, as Trustee, holds full voting and dispositive power over the shares held by the Koss Family Voting Trust. All of the 612,431 shares are included in the number of shares shown as beneficially owned by John C. Koss (see Note (3) to the table on page 5 under "Security Ownership by Nominees and Management").

(4) Total includes certain shares which are deemed to be "beneficially owned" by Michael J. Koss (see Note (4) to the table on page 5 under "Security Ownership by Nominees and Management"). Certain of the 602,166 shares shown above are also included in totals shown in this table by the Koss Family Voting Trust (59,000 shares -- see Note (3), above), and by the KESOT (351,166 shares -- see Note (5), below).

(5) 73,020 of these shares are also included in the number of shares shown as beneficially owned by John C. Koss (see Note (2), above). All 351,166 of these shares are also included in the number of shares shown as beneficially owned by Michael J. Koss (see Note (4), above).





             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXECUTIVE COMPENSATION AND RELATED MATTERS.

         SUMMARY COMPENSATION TABLE. The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended June 30, 1995, 1994, and 1993 for (i) the Chief Executive Officer ("CEO") of the Company, and (ii) each of the other two executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, including the CEO, the "Named Executive Officers").



                                                                                              lONG-TERM
                                                                                            COMPENSATION (1)
                                                                                          ----------------------
                                                        ANNUAL COMPENSATION                      AWARDS
                                                 ---------------------------------------------------------------
                                                                                          RESTRIC-    SECURITIES
                                      FISCAL                                                TED         UNDER-
                                       YEAR                               OTHER ANNUAL     STOCK        LYING        ALL OTHER
                 NAME AND             ENDED                                 COMPEN-        AWARDS      OPTIONS/       COMPEN-
                 PRINCIPAL             JUNE      SALARY      BONUS (2)     SATION (3)       (4)        SARS (5)      SATION (6)
                 POSITION               30,     (DOLLARS)    (DOLLARS)     (DOLLARS)     (DOLLARS)     (NUMBER)      (DOLLARS)
                 ---------------------------------------------------------------------------------------------------------------

                                       1995      $150,000     $123,022      $1,250,000           0        0             $137,664
                 John C. Koss
                 Chairman of the       1994       150,000      133,056               0           0        0              126,349
                 Board
                                       1993       150,000      130,359               0           0        0              124,544
                 ---------------------------------------------------------------------------------------------------------------
                                       1995      $145,000     $172,230        $212,275    $178,991      10,000           $24,951
                 Michael J. Koss,
                 Chief Executive       1994       130,000      186,239         621,300           0        0                8,392
                 Officer
                                       1993       120,000      182,503          29,525           0     300,000             6,291
                 ---------------------------------------------------------------------------------------------------------------
                                       1995      $100,000           $0              $0     $89,495      7,500            $42,501
                 John Koss, Jr.,
                 Vice President -      1994        95,000            0          79,895           0        0               33,392
                 Sales
                                       1993        80,000            0          14,763           0      60,000           118,883
                 ---------------------------------------------------------------------------------------------------------------

(1) The above table omits information concerning Long Term Incentive Plans ("LTIPs") (plans, other than restricted stock, stock option, or SAR plans, which provide for the payment of incentive compensation for performance expected to occur over more than one fiscal year) because the Company has no LTIP's.

(2) Bonus compensation for these individuals was contingent on the Company exceeding certain predetermined levels of net sales or earnings before interest and taxes, as the case may be. These levels and the amounts to be paid upon their achievement are established by the Compensation Committee prior to the commencement of the Company's fiscal year.

(3) Includes (i) the value realized upon the exercise of stock options (see "Aggregate Stock Option Exercises During the Fiscal Year") and (ii) for John Koss, Jr. only for the fiscal year ended June 30, 1994, the value of perquisites and other benefits (specifically, $10,270 reimbursed under the Company's Supplemental Medical Care Reimbursement Plan -- see "Other Compensation Arrangements -- Supplemental Medical Care Reimbursement Plan") paid during fiscal 1994; in all other cases, the value of perquisites and other benefits in any fiscal year did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported and, under applicable compensation disclosure rules of the Securities and Exchange Commission, are not required to be included in this column.

(4) On January 6, 1995, 18,358 and 9,159 shares of Restricted Stock were issued under the Company's 1990 Flexible Incentive Stock Option Plan to Michael J. Koss and John Koss, Jr., respectively. These options do not vest until January 6, 1996 (one year from the date of grant). On June 30, 1995, the number of shares of restricted stock held (unvested) and the dollar value of these unvested restricted stock holdings (based on the $6.125 per share closing price of the Company's Common Stock, as reported on The Nasdaq Stock Market, on June 30, 1995) was 18,358 shares (with a value of $112,443) for Michael J. Koss and 9,159 shares (with a value of $56,221) for John Koss, Jr.

(5) Consists of Incentive Stock Options granted to executive officers. For additional information, see "Stock Options Granted During Fiscal Year" and "Other Compensation Arrangements -- Stock Option Plans."

(6) "All Other Compensation" consists of the following: (i) Company matching contributions under the Company's 401k Plan for the accounts of John C. Koss ($7,192 in 1995, $8,697 in 1994, and $7,000 in 1993), Michael J.
      Koss ($10,027 in 1995, $6,833 in 1994, and $5,750 in 1993), and John
      Koss, Jr. ($4,500 in 1995, $2,390 in 1994, and $2,300 in 1993); (ii)
      Company contributions to the KESOT for the accounts of John C. Koss ($12,226), Michael J. Koss ($14,386), and John Koss, Jr. ($5,312) for
      1995 only (the Company did not make contributions to the KESOT in 1994 or 1993); (iii) premiums paid by the Company for life insurance for John C. Koss ($3,159 in 1995, $2,565 in 1994, and $2,457 in 1993), Michael J.
      Koss ($539 in 1995, $1,559 in 1994, and $541 in 1993), and John Koss, Jr.
      ($189 in 1995, $619 in 1994, and $108 in 1993); (iv) Commissions paid to
      John Koss, Jr. of $32,500 in 1995, $30,383 in 1994, and $116,475 in 1993;
      and (v) an annual accrued expense of $115,087 in connection with the Company's agreement to continue to pay John C. Koss his current base salary in the event he becomes disabled prior to age 70 (he is currently 65 years old) and, after age 70, to continue to pay John C. Koss his current base salary for the remainder of his life, whether he becomes disabled or not.


      STOCK OPTIONS GRANTED DURING FISCAL YEAR. The following table provides certain information concerning stock options granted to Named Executive Officers during the fiscal year ended June 30, 1995.

                                     Stock Options Granted During Fiscal Year
- ----------------------------------------------------------------------------------------------------------------
                             Individual Grants
- --------------------------------------------------------------------------
                    Securities    Percent of                                    Potential Realizable Value at
                      Under-         Total      Exercise                     Assumed Annual Rates of Stock Price
                      lying        Options/      or Base                        Appreciation for Option Term*
                     Options/    SARs Granted     Price                    -------------------------------------
                       SARs      to Employees
                     Granted       in Fiscal     ($ per       Expiration
 Name                (number)        Year        share)          Date            0%          5%          10%
- ----------------------------------------------------------------------------------------------------------------
 John C. Koss                0        n/a          n/a           n/a            n/a          n/a         n/a
- ----------------------------------------------------------------------------------------------------------------
 Michael J. Koss        10,000          19.0%       $8.08   April 3, 2000      $(7,300)      $13,007     $37,572
- ----------------------------------------------------------------------------------------------------------------
 John Koss, Jr.          7,500          14.3%       $8.08   April 3, 2000      $(5,475)      $ 9,755     $28,179
- ----------------------------------------------------------------------------------------------------------------

* Based on the "fair market value" as determined under the Company's Flexible Incentive Stock Plan (which provides that the "fair market value" for purposes thereof is the average of the closing prices on the five trading days immediately preceding the grant of such option) of $7.35 per share on April 3, 1995, the date such options were granted. The Exercise Price is equal to 110% of the "fair market value," as so determined, on the date of grant.


      AGGREGATE STOCK OPTION EXERCISES DURING THE FISCAL YEAR. The following table provides certain information about stock option exercises by the Named Executive Officers during the fiscal year ended June 30, 1995.


- ------------------------------------------------------------------------------------------------------------------
                                                                                    Value of Unexercised In-the-
                                                         Number of Securities       Money Options at Fiscal Year
                                                        Underlying Unexercised                 End (2)
                          Shares                     Options/SARs at Fiscal Year
                       Acquired on       Value                   End                          (dollars)
                         Exercise     Realized(1)    -------------------------------------------------------------
                                                                       Unexer-                         Unexer-
 Name                   (number)       (dollars)     Exercisable       cisable       Exercisable       cisable
- ------------------------------------------------------------------------------------------------------------------
 John C. Koss               250,000     $1,250,000               0              0        n/a             n/a
- ------------------------------------------------------------------------------------------------------------------
 Michael J. Koss             22,500     $  212,275         130,000        182,500         $21,025        $126,563
- ------------------------------------------------------------------------------------------------------------------
 John Koss, Jr.                   0       n/a               42,500         45,000         $65,288        $ 44,263
- ------------------------------------------------------------------------------------------------------------------

(1) Based on the closing price of the Company's Common Stock, as reported on The Nasdaq Stock Market, on the date(s) of exercise.

(2) Based on the $6.125 per share closing price of the Company's Common Stock, as reported on The Nasdaq Stock Market, on June 30, 1995. Options are "in-the-money" if the fair market value of the stock on the date indicated exceeds the exercise price.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. John C. Koss, who is the Chairman of the Board and an executive officer of the Company, serves on the Compensation Committee.

         DIRECTOR COMPENSATION. Since May 19, 1993, Directors who are not also employees of the Company have received compensation of $1,250 per director per meeting.

         OTHER COMPENSATION ARRANGEMENTS. The Company has certain other compensation plans and arrangements which are available to the CEO and certain of the Named Executive Officers including the following:

         SUPPLEMENTAL MEDICAL CARE REIMBURSEMENT PLAN. Each officer of the Company is covered by a medical care reimbursement plan for all medical expenses incurred which are not covered under group health insurance up to an annual maximum of 10% of salary. Amounts reimbursed under this Plan are included under the column headed "All Other Compensation" in the summary compensation table.

         EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. In December 1975, the Company adopted the KESOT, which is a form of employee benefit plan designed to invest primarily in employer securities. The KESOT is qualified under Section 401(a) of the Internal Revenue Code. All full-time employees with at least six months' uninterrupted service with the Company are eligible to participate in the KESOT. Contributions to the KESOT are allocated to the accounts of participants in proportion to the ratio that a participant's compensation bears to total compensation of all participants.
         Accounts are adjusted each year to reflect the investment experience of the trust and forfeitures from accounts of non-vested terminated participants. All unallocated shares will be voted by the KESOT Trustees as directed by the KESOT Committee. Michael J. Koss and Cheryl Mike currently serve as KESOT Trustees and as the members of the KESOT Committee. Voting rights for all allocated shares are passed through to the participant for whose account such shares are allocated, and must be voted by the Trustees in accordance with the participants' direction. As of June 30, 1995, the KESOT owned 351,166 shares of Common Stock of the Company (approximately 10.6% of the total number of shares outstanding).

         OFFICER LOAN POLICY. On January 31, 1980, the Board adopted an Officer Loan Policy. The significant provisions of the policy are:
         (1) the maximum amount to be loaned is limited to one-half of the officer's annual base salary; (2) the first $10,000 bears no interest;
         (3) in the event the loan balance exceeds $10,000, interest is charged on the entire amount at the minimum rate provided by Section 483 of the Internal Revenue Code; and (4) the loan will be repaid in installments or in full upon termination of employment. During the fiscal year ended June 30, 1995, no officer had an officer loan that exceeded $60,000.

         DEATH BENEFIT AGREEMENT. In 1980, the Company entered into an agreement with John C. Koss that provides that if he dies prior to attaining 70 years of age, the Company will pay to his spouse or other designated beneficiary the sum of $50,000 every six months until the total benefit paid equals $700,000. The agreement is null and void if John C. Koss reaches age 70. Life insurance policies designating the Company as beneficiary are maintained to fund this contingent liability.

         RETIREMENT AGREEMENT. The Board of Directors has by resolution agreed to continue to pay to John C. Koss his current base salary in the event he becomes disabled prior to age 70. After age 70, Mr. Koss shall be eligible to receive his current base salary for the remainder of his life, whether he becomes disabled or not. The Company is currently recognizing an annual accrued expense of $115,087 in connection with this Agreement. Mr. Koss is currently 65 years old and his current base salary is $150,000 per year.

         STOCK OPTION PLANS. In 1990, the Board of Directors created, and the stockholders approved, a new Flexible Incentive Stock Plan. This Plan is administered by the Compensation Committee and vests the Compensation Committee with discretionary powers to choose from a variety of incentive compensation alternatives to make annual stock-based awards to officers, key employees and other members of the Company's management team. The Board of Directors recommended, and the stockholders approved, the reservation of 225,000 shares of Company Common Stock for issuance pursuant to the Plan in its first year. At the Company's 1992 Annual Meeting, the stockholders approved an amendment to the Plan authorizing the reservation of another 250,000 shares of Company Common Stock for issuance to Plan participants. At the Company's 1993 Annual Meeting, the stockholders approved an amendment to the Plan authorizing the reservation of an additional 300,000 shares of Company Common Stock for issuance to Plan participants. John C. Koss is not eligible for any grants since he is a member of the Compensation Committee.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

         Under Securities and Exchange Commission ("SEC") rules, the Company is required to provide certain information concerning compensation provided to the Company's Chief Executive Officer and the Named Executive Officers. The disclosure requirements for these individuals include the use of tables and a report of the Committee responsible for compensation decisions for these individuals, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy
Statement:

                 The Compensation Committee of the Board of Directors ("Compensation Committee") is composed of Mr. Stollenwerk, Mr. Mattson, Mr. Hunter and the Chairman of the Board, John C. Koss. The Compensation Committee is responsible for the review of all employee salaries in excess of $45,000. The Compensation Committee also reviews all bonus, commission and stock option programs. The Compensation Committee meets as a group each spring and reviews its report with the full board prior to the end of the fiscal year. This system enables management to plan the following year more appropriately.

                 The Company employs a compensation program linked to company-wide performance and individual achievement. All employees are reviewed twice each year. Raises in salary are made in July when necessary or when promotions are announced. The base salaries of individuals are related to market as compared with other light assembly or manufacturing companies. In addition, the Company has an Employee Stock Ownership Plan and Trust and a 401(k) Plan. The Company also has a cafeteria benefits plan to provide flexibility to employees to choose their own health care and associated benefits package from an array of offerings. The Company shares the cost of medical insurance with its employees.

                 The Company's executive officers are paid base salaries commensurate with their responsibilities. Executive salaries have been compared with data in an annual national survey.

                 Executive Officers are also eligible for annual bonuses based upon individual and overall company performance. Factors relevant to determining such bonuses include attainment of corporate revenue and earnings goals and the development of new accounts. The Company's Vice President-Sales is also entitled to receive a commission based upon predetermined incremental increases in sales over the prior year, and a bonus for obtaining new accounts from a predetermined list of potential new accounts.

                 The Compensation Committee annually reviews and determines the Compensation of Michael J. Koss, President and Chief Executive Officer. Michael J. Koss' salary is based on his experience, responsibilities, historical salary levels for himself and other executive officers of the Company, and the salaries of Chief Executive Officers of other companies with similar responsibilities. Michael J. Koss is eligible for a bonus based on the Company's earnings before interest and taxes. He also participates in the Company's Stock Option Plan.

                                                   COMPENSATION COMMITTEE
                                                   JOHN C. KOSS
                                                   JOHN J. STOLLENWERK
                                                   LAWRENCE S. MATTSON
                                                   VICTOR L. HUNTER


         THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

RELATED TRANSACTIONS.

         The Company leases its main plant and offices in Milwaukee, Wisconsin from its Chairman, John C. Koss. As of June 25, 1993, the lease was renewed for a period of ten years, and is being accounted for as an operating lease. The new lease extension increases the rent from $280,000 per year (plus a Consumer Price Index increase in 1994) to a fixed rate of $350,000 per year for three years and $380,000 for the seven years thereafter. The Company is responsible for all property maintenance, insurance, taxes and other normal expenses related to ownership. The lease is on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

         Due to the complexity of the SEC rules under Section 16 of the Securities Exchange Act of 1934 (the "Act"), which relate to the filing of reports with the SEC concerning the beneficial ownership of Company securities by certain management officials, the Company agreed to assist employees in filing reports pursuant to Section 16 of the Act, including Form 4 monthly transaction reports, for those reporting persons who so requested and who agreed to advise the Company of changes in the ownership of the Company's equity securities. To the best of the Company's knowledge and belief, based solely on the review of reports filed with the SEC and upon written representations by certain officers and directors, there were no delinquent
Section 16 reports during the fiscal year ended June 30, 1995.





             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

STOCK PRICE PERFORMANCE INFORMATION.

         The graph and table below set forth information comparing the yearly cumulative total return on the Company's common stock over the past five years with the yearly cumulative total return on (1) stocks included in the NASDAQ Stock Market (US Companies) Index, and (2) a group of peer companies ("Peer Group"). The Peer Group, which was selected by the Company, consists of Boston Acoustics, Inc., Carver Corporation, Polk Audio, Inc., and Recoton Corporation. For purposes of the graph and table, it is assumed that on June 30, 1990, $100 was invested in the stock of each of (i) the Company, (ii) the companies on the NASDAQ Stock Market (US Companies) Index, and (iii) the companies in the Peer Group (the cumulative return for the investment in the stock of companies in the Peer Group is weighted according to the relative market capitalization of each company as adjusted at the end of each fiscal year shown on the table). The graph and table also assume that all dividends paid were reinvested in the stock of the issuing companies. THE STOCK PRICE PERFORMANCE INFORMATION SHOWN IN THE GRAPH AND TABLE BELOW SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE PERFORMANCE.



                              PERFORMANCE GRAPH


                               KOSS CORPORATION
                   CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                     FIVE-YEAR PERIOD ENDED JUNE 30, 1995

                      6/30/90         6/30/91       6/30/92       6/30/93      6/30/94      6/30/95
KOSS CORP            $ 100.00        $  64.60      $  87.50      $ 358.33      $ 450.00     $ 204.17
NASDAQ (US)          $ 100.00        $ 105.89      $ 127.20      $ 159.97      $ 161.56     $ 215.36
PEER GROUP           $ 100.00        $ 113.24      $ 129.56      $ 139.86      $ 234.53     $ 241.01


          ITEM 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Price Waterhouse has served the Company as its independent auditors since September 1992. Representatives of Price Waterhouse are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so. The Price Waterhouse representatives are expected to be available to respond to appropriate questions at the Meeting.

         The Board of Directors, following the recommendation of its Audit Committee, has retained Price Waterhouse as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1996. Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment.

         Although this appointment is not required to be submitted to a vote by stockholders, the Board believes it appropriate, as a matter of policy, to
request that the stockholders ratify the appointment.   If stockholder
ratification (by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting) is not received, the Board will reconsider the appointment.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                      STOCKHOLDERS VOTE "FOR" RATIFICATION
                       OF PRICE WATERHOUSE AS INDEPENDENT
                            ACCOUNTANTS FOR THE YEAR
                              ENDING JUNE 30, 1996



                     ITEM 3.  TRANSACTION OF OTHER BUSINESS

         The Board of Directors of the Company is not aware of any other matters that may come before the meeting. If any other matters are properly presented to the meeting for action, it is the intention of the persons named as Proxies in the enclosed form of proxy to vote such proxies in accordance with the best judgment of a majority of the Proxies on such matters.

                                          By Order of the Board of Directors



                                          Richard W. Silverthorn, Secretary


Milwaukee, Wisconsin
September 25, 1995

KOSS (R) CORPORATION                    I, the undersigned participant in the Koss Corporation Employee Stock
KESOT PARTICIPANTS                      Ownership Plan and Trust ("KESOT"), having received the Notice of Annual
4129 North Port Washington Avenue       Meeting of Stockholders of Koss Corporation ("Company") and the Proxy
Milwaukee, Wisconsin 53212              Statement furnished therewith ("Proxy Statement"), hereby instruct Michael J.
                                        Koss and Cheryl Mike, as Trustees of the Trust created pursuant to the KESOT, to vote the shares of Common Stock of the Company allocated to my account under the KESOT as of the record date, on the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on October 19, 1995, and at any adjournment thereof, in accordance with the following instructions:

1. ELECTION OF DIRECTORS

   / / FOR all nominees listed below                / / WITHHOLD AUTHORITY
       (except as marked to the contrary below)         to vote for all nonimees listed below

                      JOHN C. KOSS, THOMAS L. DOERR, VICTOR L. HUNTER, MICHAEL J. KOSS, LAWRENCE S. MATTSON,
                                              MARTIN F. STEIN AND JOHN J. STOLLENWERK

(INSTRUCTION To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
_____________________________________________________________________________________________________________________________

2. THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL
   YEAR ENDING JUNE 30, 1996. / / FOR          / / AGAINST        / / ABSTAIN

                                                    (continued on reverse side)

PROXY NO.                                                                                                    NO. OF SHARES

YOUR VOTE IS BEING SOLICITED BY THE COMPANY IN ACCORDANCE WITH THE PROVISIONS OF THE KESOT.  THE COMPANY'S BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR AND IN FAVOR OF PROPOSAL 2.

IF YOU RETURN THIS CARD PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES ALLOCATED TO YOUR KESOT ACCOUNT WILL BE VOTED
FOR ALL NOMINEES LISTED FOR DIRECTOR AND IN FAVOR OF PROPOSAL 2.  IF OTHER MATTERS PROPERLY COME BEFORE THE MEETING, SHARES
ALLOCATED TO YOUR KESOT ACCOUNT WILL BE VOTED BY THE TRUSTEES AS DIRECTED BY THE KESOT PLAN COMMITTEE.  IF YOU DO NOT RETURN
THIS CARD, SHARES ALLOCATED TO YOUR KESOT ACCOUNT WILL BE VOTED BY THE TRUSTEES AS DIRECTED BY THE KESOT COMMITTEE.


                                                                        __________________________________________________
                                                                        Participant's Signature


                                                                        __________________________________________________
                                                                        Date


                                          PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY

KOSS (R) CORPORATION                        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
4129 North Port Washington Avenue        The undersigned hereby appoints John C. Koss and Lawrence S. Mattson as Proxies, each with
Milwaukee, Wisconsin 53212               full power of substitution for himself, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Koss Corporation held as of the record date and which the undersigned is entitled to vote at the Annual Meeting of
                                         Stockholders to be held on October 19, 1995 and any or all adjournments thereof, with like effect as if the undersigned were personally present and voting.

1.  ELECTION OF DIRECTORS

    / / FOR all nominees listed below                   / / WITHHOLD AUTHORITY
        (except as marked                                   to vote for all
        to the contrary below)                              nominees listed below

                      JOHN C. KOSS, THOMAS L. DOERR, VICTOR L. HUNTER, MICHAEL J. KOSS, LAWRENCE S. MATTSON,
                                              MARTIN F. STEIN AND JOHN J. STOLLENWERK

                    (INSTRUCTION To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

                            __________________________________________________________________________
                           |                                                                          |
                           |__________________________________________________________________________|


2.  PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT AUDITORS OF THE CORPORATION FOR THE FISCAL YEAR ENDING
    JUNE 30, 1996.

    / /    FOR          / /    AGAINST          / /    ABSTAIN

3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Properly executed proxies received by the Company will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted for the election of all seven nominees listed for director and FOR Proposal 2.  If no other matters properly come before the meeting, this proxy will be voted in accordance with the best judgment of the Proxies appointed.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.
                                                                                         _________________________________________
                                                                                        |                                         |
                                                                                        |                                         |
  DATED: __________________________, 1995                                               |                                         |
                                                                                        |_________________________________________|


                                                                                               Please sign exactly as name appears
                                                                                               below.  When shares are held by joint
                                                                                               tenants, both should sign.  When
                                                                                               signing as attorney, executors,
                                                                                               administrators, trustee or guardian,
                                                                                               please give full title as such. If a
                                                                                               corporation, please sign in full
                                                                                               corporate name by President or other
                                                                                               authorized officer. If a partnership,
                                                                                               please sign in partnership name by
                                                                                               authorized person.





                      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.